Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Sotera Health Company (the “Company”), do hereby certify, to each such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Alton E. Shader
Dated: August 6, 2026	Alton E. Shader Title: Chief Executive Officer (Principal Executive Officer)
/s/ Jonathan M. Lyons
Dated: August 6, 2026	Jonathan M. Lyons Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)
The foregoing certifications are furnished and are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are not deemed to be incorporated by reference into any filing of Sotera Health Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Sotera Health Company specifically incorporates them by reference.